Exhibit 99.2

ALLERGAN REPORTS THIRD QUARTER 2008 OPERATING RESULTS

• Board of Directors Declares Third Quarter Dividend

(IRVINE, Calif., October 29, 2008) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended September 30, 2008. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.05 per share, payable on December 1, 2008 to stockholders of record on November 10, 2008.

Operating Results

For the quarter ended September 30, 2008:

•	Allergan reported $0.55 diluted earnings per share from continuing operations compared to $0.50 diluted earnings per share reported for the third quarter of 2007.

•

Allergan’s adjusted diluted earnings per share from continuing operations were $0.65 in the third quarter of 2008, compared to adjusted diluted earnings per share of $0.58 in the third quarter of 2007, a 12.1 percent year-over-year increase.

Product Sales

For the quarter ended September 30, 2008:

•

Allergan’s total product net sales were $1,081.9 million. Total product net sales increased 10.5 percent, or 8.6 percent at constant currency, compared to total product net sales in the third quarter of 2007.

•	Total specialty pharmaceuticals net sales increased 11.3 percent, or 9.3 percent at constant currency, compared to total specialty pharmaceuticals net sales in the third quarter of 2007.

•	Core medical devices net sales increased 8.5 percent, or 6.8 percent at constant currency, compared to core medical devices net sales in the third quarter of 2007.

“In spite of the impact of the economy in Europe and the United States on our cash-pay businesses, we made tough spending tradeoffs as we have applied discipline and execution to deliver the top end of our earnings per share guidance for the third quarter,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “As we manage through the economic downturn, our goal will be to continue to invest in building an ever stronger R&D pipeline and to selectively direct commercial funds to the highest return initiatives, including the launch of products expected to be approved in 2009. These strategies should ensure that we are well positioned to emerge from the downturn with intact long-term growth and value creation fundamentals.”

-more-

2-2-2

Product and Pipeline Update

During the third quarter of 2008:

•

On July 14, 2008, Allergan announced that its wholly-owned subsidiary, Allergan Sales, LLC, completed the acquisition of ACZONE® (dapsone) Gel 5%, a topical treatment for acne vulgaris, from QLT USA, Inc., a wholly-owned subsidiary of QLT Inc. (NASDAQ:QLTI) (TSX:QLT), for approximately $150 million.

•

On July 18, 2008, Allergan announced that Jan Marini Skin Research, Inc. (Jan Marini), a defendant in Allergan’s patent infringement lawsuit pending in the United States District Court for the Central District of California (the Lawsuit), agreed to cease distributing eyelash products containing certain drug substances such as prostaglandin analogs in the United States and in all other countries worldwide where Allergan owns related patents. Further, Jan Marini formally acknowledged the validity of Allergan’s relevant patents covering the use of these drug substances. Additionally, on July 30, 2008, Allergan announced that defendant Intuit Beauty, Inc. (Intuit Beauty) also agreed to the same prohibition and likewise acknowledged the validity of the patents at issue. Based on these conditions and acknowledgements, in separate settlement agreements Allergan agreed to dismiss Jan Marini and Intuit Beauty from the Lawsuit. Finally, on September 27, 2008, Cayman Chemical Company (“Cayman”), an active ingredient supplier to marketers of eyelash growth products, agreed to cease distributing drug substances such as prostaglandin analogs to those marketers intending to include them in products such as those for eyelash enhancement. In exchange, Allergan agreed to dismiss Cayman from the Lawsuit.

•

On September 11, 2008, Allergan announced that the company’s top-line analysis of its two Phase III clinical trials exploring the use of BOTOX® (botulinum toxin type A) for the prophylactic treatment of headache in adults suffering from chronic migraine (i.e., headaches and/or migraines that occur on 15 or more days each month) showed a statistically significant decrease in the number of headache days experienced by patients. Based on this top-line analysis, Allergan hopes to file a supplemental biologics license application (sBLA) with the U.S. Food and Drug Administration (FDA) for the use of BOTOX® in chronic migraine by mid-2009.

•

Allergan entered into an exclusive license agreement with Asterand plc relating to a series of pre-clinical compounds whereby Allergan obtained rights to develop and commercialize select compounds to treat diseases of the eye.

•

Allergan filed a premarket approval supplement with the FDA for JUVÉDERM® Injectable Gel with lidocaine, the company’s ‘next-generation’ hyaluronic acid dermal filler product, which incorporates the local anesthetic 0.3% lidocaine for improved patient comfort.

•	Allergan filed a sBLA with the FDA for BOTOX® to treat post-stroke upper limb spasticity, and was subsequently granted priority review.

-more-

3-3-3

Following the end of the third quarter of 2008:

•

On October 15, 2008, Allergan and Clinique, the #1 prestige cosmetics brand in the United States, announced the nationwide availability of CLINIQUE MEDICAL. This new skin care line is scientifically designed and clinically proven to complement select in-office cosmetic procedures and available only through skin care physicians’ offices.

•

Allergan completed the initial analysis of data from its Phase III studies of POSURDEX® for macular edema associated with retinal vein occlusion (RVO). Patients receiving either the 350 microgram or the 700 microgram dose of POSURDEX® demonstrated a statistically significant increase in vision based on a 3-line or better improvement in visual acuity compared to a sham treatment. In addition, both doses of POSURDEX® were well tolerated in the studies. Less than 7% of patients receiving 700 or 350 micrograms of POSURDEX® experienced an elevation of intraocular pressure greater than 35 mm Hg at any time during the 6 month study, and at 6 months less than 1% of patients had an IOP above 25 mm Hg. Based on the study results, Allergan intends to file a new drug application (NDA) in the fourth quarter seeking approval of POSURDEX® to treat macular edema associated with RVO. POSURDEX® is a novel formulation of dexamethasone in Allergan’s proprietary, sustained-release drug delivery system that can be used to locally administer medications to the retina. Brimonidine in this drug delivery system is currently being investigated as a treatment for retinal disease in Phase II clinical trials.

•

Allergan invested in BAROnova, Inc.’s Series B financing to further advance the development of BAROnova’s new technology designed to meet an unmet need in obesity intervention. BAROnova’s non-surgical, non-pharmacologic TransPyloric Shuttle (TPS) weight-loss technology uses a revolutionary mechanical approach that ideally causes the patient’s stomach to fill up more quickly and to stay full longer, triggering the body’s natural intake-reduction processes.

•

As is customary for new indications, the FDA has scheduled a meeting of its Dermatologic and Ophthalmic Drugs Advisory Committee (DODAC) as part of the NDA review process for bimatoprost, a synthetic prostaglandin analog, as a treatment to improve the prominence of natural eyelashes. Allergan is pleased that the review of the NDA is on schedule and looks forward to reviewing the results from its clinical trial program with the DODAC, which has been scheduled to take place on Friday, December 5.

•

Allergan today announced that Allergan and Spectrum Pharmaceuticals, Inc. signed an exclusive collaboration for the development and commercialization of apaziquone, an antineoplastic agent currently being investigated for the treatment of non-muscle invasive bladder cancer. Allergan will pay Spectrum $41.5 million upfront and will make payments based on the achievement of certain additional development, regulatory and commercialization milestones.

-more-

4-4-4

Outlook

For the full year of 2008, Allergan estimates:

•	Total product net sales between $4,290 million and $4,340 million.

•	Total specialty pharmaceuticals net sales between $3,490 million and $3,510 million.

•	Total medical devices net sales between $800 million and $830 million.

•	ALPHAGAN® Franchise product net sales between $390 million and $400 million.

•	LUMIGAN® Franchise product net sales between $420 million and $430 million.

•	RESTASIS® product net sales between $440 million and $450 million.

•	SANCTURA® Franchise product net sales at approximately $70 million.

•	BOTOX® product net sales between $1,270 million and $1,290 million.

•	Breast aesthetics product net sales between $300 million and $310 million.

•	Obesity intervention product net sales between $290 million and $300 million.

•	Facial aesthetics product net sales between $210 million and $220 million.

•	Adjusted cost of sales to product net sales ratio between 17.0% and 17.5%.

•	Other revenue between $50 million and $60 million.

•	Adjusted selling, general and administrative expenses to product net sales ratio between 41% and 42%.

•	Adjusted research and development expenses to product net sales ratio at approximately 17%.

•

Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt and Esprit acquisitions.

•	Adjusted diluted earnings per share guidance between $2.53 and $2.57.

•	Diluted shares outstanding between approximately 306 million and 308 million.

•	Effective tax rate on adjusted earnings at approximately 26%.

For the fourth quarter of 2008, Allergan estimates:

•	Total product net sales between $990 million and $1,040 million.

•	Adjusted diluted earnings per share guidance between $0.72 and $0.76.

Historical adjusted diluted earnings per share and guidance amounts for adjusted diluted earnings per share, adjusted cost of sales, adjusted selling, general and administrative expenses and adjusted research and development expenses as well as net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release. The reconciliation for the guidance amounts in the financial tables includes historical non-GAAP adjustments and an estimate of the future effect from amortization of acquired intangible assets.

-more-

5-5-5

Outlook for 2009

For our plan, we are assuming that the impact of the economic downturn will continue throughout 2009. Despite the challenges caused by this, our strategic goal continues to be long-term stockholder value creation by investment in the long-term fundamentals of research and development and in selective commercial investments to launch the several new products with expected regulatory approvals in 2009, as we leverage our historically high selling, general and administrative ratios. For many years we consistently achieved our strategic aspiration of mid to high teens adjusted diluted earnings per share (EPS) growth. In light of the opportunities in our strong research and development pipeline and the imperative of appropriately launching the new products, our broad preliminary estimate of 2009 adjusted diluted EPS growth is between 5 percent and 12 percent over final 2008 adjusted diluted EPS. In early February 2009, when we announce our fourth quarter 2008 results and in keeping with our past practice, we will establish more precise guidance by which time we will have a better indication of sales trends, interest rates and foreign exchange rates, all of which are presently volatile. As the world economy recovers, Allergan intends to re-establish its mid to high teens adjusted diluted EPS growth.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings and approvals, the statements by Mr. Pyott as well as the outlook for the state of the economy, Allergan’s earnings per share, product net sales, revenue forecasts, future investment allocations and any other future performance, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates, international relations, the impact of any economic downturn on consumer spending and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

-more-

6-6-6

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K and Allergan’s Form 10-Q for the quarter ended June 30, 2008. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,500 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

JUVÉDERM® is a registered trademark of Allergan Industrie SAS

Clinique is a registered trademark of Clinique Laboratories, LLC

-more-

7-7-7

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	September 30, 2008				September 28, 2007
	GAAP	Non-GAAP Adjustments		Adjusted	GAAP	Non-GAAP Adjustments		Adjusted
Revenues
Product net sales	$1,081.9	$ —		$1,081.9	$978.7	$ —		$978.7
Other revenues	16.3	—		16.3	15.0	—		15.0

	1,098.2	—		1,098.2	993.7	—		993.7

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	194.7	(4.6	)(a)	190.1	173.5	(0.7	)(j)	172.8
Selling, general and administrative	440.4	(6.3	)(a)(b)(c)(d)	434.1	395.6	(1.9	)(k)	393.7
Research and development	186.6	(6.4	)(a)(e)	180.2	164.4	—		164.4
Amortization of acquired intangible assets	39.3	(33.8	)(f)	5.5	28.7	(23.5	)(f)	5.2
Restructuring charges	(0.2)	0.2	(g)	—	11.0	(11.0	)(g)	—

Operating income	237.4	50.9		288.3	220.5	37.1		257.6

Non-operating income (expense)
Interest income	6.5	—		6.5	18.4	—		18.4
Interest expense	(14.5)	—		(14.5)	(17.5)	—		(17.5)
Unrealized gain on derivative instruments, net	7.9	(7.9	)(h)	—	0.4	(0.4	)(h)	—
Other, net	2.0	—		2.0	(10.5)	—		(10.5)

	1.9	(7.9)		(6.0)	(9.2)	(0.4)		(9.6)

Earnings from continuing operations before income taxes and minority interest	239.3	43.0		282.3	211.3	36.7		248.0

Provision for income taxes	69.4	11.9	(i)	81.3	55.3	12.8	(i)	68.1
Minority interest	0.6	—		0.6	—	—		—

Earnings from continuing operations	169.3	31.1		200.4	156.0	23.9		179.9

Discontinued operations:
Earnings from discontinued operations, net of applicable income tax of $0.8 million	—	—		—	1.4	(1.4	)(l)	—
Gain on sale of discontinued operations, net of tax of $0.9 million	—	—		—	—	—		—

Discontinued operations	—	—		—	1.4	(1.4)		—

Net earnings	$ 169.3	$31.1		$ 200.4	$157.4	$22.5		$179.9

Basic earnings per share:
Continuing operations	$ 0.56			$ 0.66	$ 0.51			$ 0.59
Discontinued operations	—			—	—			—

Net basic earnings per share	$ 0.56			$ 0.66	$ 0.51			$ 0.59

Diluted earnings per share:
Continuing operations	$ 0.55			$ 0.65	$ 0.50			$ 0.58
Discontinued operations	—			—	0.01			—

Net diluted earnings per share	$ 0.55			$ 0.65	$ 0.51			$ 0.58

Weighted average number of common shares outstanding:
Basic	303.8			303.8	305.9			305.9
Diluted	306.3			306.3	309.3			309.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	18.0%			17.6%	17.7%			17.7%
Selling, general and administrative	40.7%			40.1%	40.4%			40.2%
Research and development	17.2%			16.7%	16.8%			16.8%

-more-

8-8-8

(a)	Termination benefits, asset impairments and increased inventory manufacturing costs in excess of normal standard costs related to the announced phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of cost of sales of $4.6 million, selling, general and administrative expenses of $0.1 million and research and development expenses of $0.1 million
(b)	Integration and transition costs of $0.1 million related to the acquisitions of Esprit and Cornéal
(c)	External costs of approximately $6.7 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company release on March 3, 2008 and ACZONE transaction costs of $0.3 million
(d)	Gain on sale of technology and fixed assets of $0.9 million related to the phased closure of the collagen manufacturing facility in Fremont, California
(e)	Upfront payment of $6.3 million for in-licensing of Asterand technology that has not achieved regulatory approval
(f)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(g)	Net restructuring charges
(h)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(i)	Total tax effect for non-GAAP pre-tax adjustments
(j)	Cornéal fair market value inventory roll-out adjustment of $0.5 million and integration and transition costs related to the acquisition of Cornéal and Inamed of $0.2 million
(k)	Integration and transition costs related to the acquisitions of Cornéal and Inamed of $1.2 million and $0.7 million, respectively
(l)	Earnings from discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2008 and September 28, 2007 and with respect to anticipated results for the fourth quarter and full year of 2008. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measures “adjusted earnings” and “adjusted basic and diluted earnings per share” as well as “adjusted cost of sales,” “adjusted selling, general and administrative expenses” and “adjusted research and development expenses.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using adjusted earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.

Allergan also uses the financial measures adjusted cost of sales, adjusted selling, general and administrative expenses and adjusted research and development expenses, which are sub-components of adjusted earnings and adjusted basic and diluted earnings per share, for its full year 2008 guidance to provide a more complete understanding of the cost components affecting its business. Allergan includes these financial measures in the determination of adjusted earnings to evaluate its management’s performance for compensation purposes and to assist in comparing certain of its costs to its competitors’ costs. These adjusted cost measures do not take into account the non-core business items removed in Allergan’s calculations of adjusted earnings and adjusted basic and diluted earnings per share and, therefore, are subject to the same limitations discussed above. Allergan strongly encourages investors to consider both cost of sales, selling, general and administrative expenses and research and development expenses determined under GAAP as compared to the adjusted amounts included in this press release.

-more-

9-9-9

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

-more-

10-10-10

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Nine months ended
In millions, except per share amounts	September 30, 2008				September 28, 2007
	GAAP	Non-GAAP Adjustments		Adjusted	GAAP	Non-GAAP Adjustments		Adjusted
Revenues
Product net sales	$3,298.7	$ —		$3,298.7	$2,803.9	$ —		$2,803.9
Other revenues	48.1	—		48.1	44.4	—		44.4

	3,346.8	—		3,346.8	2,848.3	—		2,848.3
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	574.4	(16.5	)(a)(b)(c)	557.9	493.4	(0.7	)(l)	492.7
Selling, general and administrative	1,429.5	(18.1	)(b)(c)(d)(e)	1,411.4	1,215.1	(19.8	)(m)	1,195.3
Research and development	582.9	(20.5	)(b)(f)(g)	562.4	528.4	(72.0	)(n)	456.4
Amortization of acquired intangible assets	110.0	(94.2	)(h)	15.8	86.1	(70.0	)(h)	16.1
Restructuring charges	37.6	(37.6	)(i)	—	24.3	(24.3	)(i)	—

Operating income	612.4	186.9		799.3	501.0	186.8		687.8

Non-operating income (expense)
Interest income	28.0	—		28.0	48.6	(0.4	)(o)	48.2
Interest expense	(44.7)	—		(44.7)	(53.5)	—		(53.5)
Unrealized gain (loss) on derivative instruments, net	4.4	(4.4	)(j)	—	(1.3)	1.3	(j)	—
Other, net	(9.1)	—		(9.1)	(15.9)	—		(15.9)

	(21.4)	(4.4)		(25.8)	(22.1)	0.9		(21.2)

Earnings from continuing operations before income taxes and minority interest	591.0	182.5		773.5	478.9	187.7		666.6

Provision for income taxes	161.8	53.8	(k)	215.6	138.7	39.7	(p)	178.4
Minority interest	1.2	—		1.2	0.4	—		0.4

Earnings from continuing operations	428.0	128.7		556.7	339.8	148.0		487.8

Discontinued Operations:
Loss from discontinued operations, net of income tax benefit of $0.4 million	—	—		—	(0.8)	0.8	(q)	—
Gain on sale of discontinued operations, net of tax of $0.9 million	—	—		—	—	—		—

Discontinued Operations	—	—		—	(0.8)	0.8		—

Net earnings	$ 428.0	$ 128.7		$ 556.7	$ 339.0	$ 148.8		$ 487.8

Basic earnings per share:
Continuing operations	$ 1.41			$1.83	$ 1.11			$ 1.60
Discontinued operations	—			—	—			—

Net basic earnings per share	$ 1.41			$1.83	$ 1.11			$ 1.60

Diluted earnings per share:
Continuing operations	$ 1.39			$ 1.81	$ 1.10			$ 1.58
Discontinued operations	—			—	—			—

Net diluted earnings per share	$ 1.39			$ 1.81	$ 1.10			$ 1.58

Weighted average number of common shares outstanding:
Basic	304.4			304.4	304.9			304.9
Diluted	307.2			307.2	308.3			308.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	17.4%			16.9%	17.6%			17.6%
Selling, general and administrative	43.3%			42.8%	43.3%			42.6%
Research and development	17.7%			17.0%	18.8%			16.3%

-more-

11-11-11

(a)	Esprit fair market value inventory roll-out adjustment of $11.7 million
(b)	Termination benefits, asset impairments and increased inventory manufacturing costs in excess of normal standard costs related to the announced phased closure of the Arklow, Ireland breast implant manufacturing facility, consisting of cost of sales of $4.7 million, selling, general and administrative expenses of $0.8 million and research and development expenses of $0.3 million
(c)	Integration and transition costs related to the acquisitions of Esprit and Cornéal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $1.9 million
(d)	External costs of approximately $15.7 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.6 million
(e)	Gain on sale of technology and fixed assets of $0.9 million related to the phased closure of the collagen manufacturing facility in Fremont, California
(f)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval
(g)	Upfront payment of $6.3 million for in-licensing of Asterand technology that has not achieved regulatory approval
(h)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(i)	Net restructuring charges
(j)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $182.5 million	$(51.4)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)

$(53.8)

(l)	Cornéal fair market value roll-out adjustment of $0.5 million and integration and transition costs related to the acquisitions of Cornéal and Inamed of $0.2 million
(m)	Integration and transition costs related to the acquisitions of Cornéal and Inamed of $6.8 million and $4.3 million, respectively, settlement of an unfavorable pre-existing Cornéal distribution contract for $2.3 million, and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition
(n)	In-process research and development charge related to the acquisition of EndoArt
(o)	Interest income related to income tax settlements
(p)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $187.7 million	$(38.1)
Favorable recovery of previously paid state income taxes	(1.6)

$(39.7)

(q)	Loss from discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business

-more-

12-12-12

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	September 30, 2008	December 31, 2007
Assets

Cash and equivalents	$1,013.3	$1,157.9
Trade receivables, net	584.2	463.1
Inventories	269.5	224.7
Other current assets	266.1	278.5

Total current assets	2,133.1	2,124.2

Property, plant and equipment, net	738.0	686.4
Intangible assets, net	1,532.1	1,436.7
Goodwill	1,995.0	2,082.1
Other noncurrent assets	267.5	249.9

Total assets	$6,665.7	$6,579.3

Liabilities and stockholders’ equity

Notes payable	$3.6	$39.7
Accounts payable	163.5	208.7
Accrued expenses and income taxes	510.5	467.3

Total current liabilities	677.6	715.7

Long-term debt	1,595.1	1,590.2
Other liabilities	398.8	534.8
Stockholders’ equity	3,994.2	3,738.6

Total liabilities and stockholders’ equity	$6,665.7	$6,579.3

DSO	49	39

DOH	126	114

Cash and equivalents	$1,013.3	$1,157.9
Total notes payable and long-term debt	(1,598.7)	(1,629.9)

Cash, net of debt	$ (585.4)	$ (472.0)

Debt-to-capital percentage	28.6%	30.4%

-more-

13-13-13

ALLERGAN, INC.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

In millions, except per share amounts	Three months ended
	September 30, 2008		September 28, 2007
Earnings from continuing operations	$169.3		$156.0

Non-GAAP pre-tax adjustments:
Net restructuring charges	(0.2)		11.0
Amortization of acquired intangible assets	33.8		23.5
Cornéal integration and transition costs	0.2		1.3
Esprit integration and transition costs	(0.1)		—
Inamed integration and transition costs	—		0.8
Cornéal fair market-value inventory adjustment roll-out	—		0.5
Arklow termination benefits, asset impairments and increased inventory manufacturing costs	4.8		—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	6.3		—
External costs associated with responding to DOJ subpoena	6.7		—
ACZONE transaction costs	0.3		—
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	(0.9)		—
Unrealized gain on derivative instruments	(7.9)		(0.4)

	212.3		192.7

Tax effect for above items	(11.9)		(12.8)

Adjusted earnings from continuing operations	$200.4		$179.9

Weighted average number of shares issued	303.8		305.9

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.5		3.4

	306.3		309.3

Diluted earnings per share from continuing operations, as reported	$ 0.55		$ 0.50

Non-GAAP earnings per share adjustments:
Net restructuring charges	—		0.03
Amortization of acquired intangible assets	0.07		0.05
Cornéal integration and transition costs	—		—
Esprit integration and transition costs	—		—
Inamed integration and transition costs	—		—
Cornéal fair market-value inventory adjustment roll-out	—		—
Arklow termination benefits, asset impairments and increased inventory manufacturing costs	0.02		—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	0.02		—
External costs associated with responding to DOJ subpoena	0.01		—
ACZONE transaction costs	—		—
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	—		—
Unrealized gain on derivative instruments	(0.02)		—

Adjusted diluted earnings per share from continuing operations	$ 0.65		$ 0.58

Year over year change		12.1%

-more-

14-14-14

ALLERGAN, INC.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

In millions, except per share amounts	Nine months ended
	September 30, 2008	September 28, 2007
Earnings from continuing operations	$428.0	$339.8

Non-GAAP pre-tax adjustments:
Net restructuring charges	37.6	24.3
In-process research and development charge related to EndoArt	—	72.0
Amortization of acquired intangible assets	94.2	70.0
Settlement of unfavorable Cornéal distribution contract	—	2.3
Cornéal integration and transition costs	1.3	6.9
Esprit integration and transition costs	0.7	—
Inamed integration and transition costs	—	4.4
Cornéal fair market value inventory adjustment roll-out	—	0.5
Esprit fair market value inventory adjustment roll-out	11.7	—
Arklow termination benefits, asset impairments and increased inventory manufacturing costs	5.8	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	13.9	—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	6.3	—
External costs associated with responding to DOJ subpoena	15.7	—
ACZONE transaction costs	0.6	—
Legal settlement of patent dispute	—	6.4
Interest related to previously paid state income taxes and resolution of uncertain tax positions	—	(0.4)
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	(0.9)	—
Unrealized gain on derivative instruments	(4.4)	1.3

	610.5	527.5

Tax effect for above items	(51.4)	(38.1)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)	—
State income tax recovery	—	(1.6)

Adjusted earnings from continuing operations	$556.7	$487.8

Weighted average number of shares issued	304.4	304.9

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.8	3.4

	307.2	308.3

-more-

15-15-15

Diluted earnings per share from continuing operations, as reported	$1.39		$1.10

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.11		0.06
In-process research and development charge related to EndoArt	—		0.23
Amortization of acquired intangible assets	0.20		0.15
Settlement of unfavorable Cornéal distribution contract	—		0.01
Cornéal integration and transition costs	—		0.02
Esprit integration and transition costs	—		—
Inamed integration and transition costs	—		0.01
Cornéal fair market value inventory adjustment roll-out	—		—
Esprit fair market value inventory adjustment roll-out	0.03		—
Arklow termination benefits, assets impairments and increased inventory manufacturing costs	0.02		—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03		—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	0.02		—
External costs associated with responding to DOJ subpoena	0.03		—
ACZONE transaction costs	—		—
Legal settlement of patent dispute	—		0.01
Interest related to previously paid state income taxes and resolution of uncertain tax positions	—		—
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	—		—
Unrealized gain on derivative instruments	(0.01)		—
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)		—
State income tax recovery	—		(0.01)

Adjusted diluted earnings per share from continuing operations	$1.81		$1.58

Year over year change		14.6%

-more-

16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended		$ change in net sales			Percent change in net sales
	September 30,	September 28,
in millions	2008	2007	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$ 510.4	$ 457.7	$ 52.7	$ 41.7	$ 11.0	11.5%	9.1%	2.4%
Botox/Neuromodulator	318.4	296.7	21.7	16.8	4.9	7.3%	5.7%	1.6%
Skin Care	26.7	29.5	(2.8)	(2.8)	—	(9.5)%	(9.5)%	—
Urologics	17.0	—	17.0	17.0	—	NA	NA	NA

Total Specialty Pharmaceuticals	872.5	783.9	88.6	72.7	15.9	11.3%	9.3%	2.0%
Breast Aesthetics	72.1	69.7	2.4	1.1	1.3	3.4%	1.6%	1.8%
Obesity Intervention	79.0	74.0	5.0	4.1	0.9	6.8%	5.5%	1.3%
Facial Aesthetics	58.3	49.3	9.0	8.0	1.0	18.3%	16.2%	2.1%

Core Medical Devices	209.4	193.0	16.4	13.2	3.2	8.5%	6.8%	1.7%
Other	—	1.8	(1.8)	(1.8)	—	(100.0)%	(100.0)%	—

Total Medical Devices	209.4	194.8	14.6	11.4	3.2	7.5%	5.9%	1.6%
Product net sales	$1,081.9	$ 978.7	$103.2	$ 84.1	$ 19.1	10.5%	8.6%	1.9%

Alphagan P, Alphagan, and Combigan	$ 107.1	$ 89.8	$ 17.3	$ 14.9	$ 2.4	19.3%	16.6%	2.7%
Lumigan Franchise	107.8	100.4	7.4	4.4	3.0	7.3%	4.3%	3.0%
Other Glaucoma	3.7	3.9	(0.2)	(0.4)	0.2	(4.3)%	(9.4)%	5.1%
Restasis	107.1	88.2	18.9	18.8	0.1	21.4%	21.4%	—
Sanctura Franchise	17.0	—	17.0	17.0	—	NA	NA	NA

Domestic	64.1%	65.4%
International	35.9%	34.6%

	Nine months ended		$ change in net sales			Percent change in net sales
	September 30,	September 28,
in millions	2008	2007	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,542.2	$1,292.1	$250.1	$200.0	$ 50.1	19.4%	15.5%	3.9%
Botox/Neuromodulator	981.7	872.0	109.7	80.5	29.2	12.6%	9.2%	3.4%
Skin Care	81.0	82.7	(1.7)	(1.7)	—	(2.1)%	(2.1)%	—
Urologics	51.6	—	51.6	51.6	—	NA	NA	NA

Total Specialty Pharmaceuticals	2,656.5	2,246.8	409.7	330.4	79.3	18.2%	14.7%	3.5%
Breast Aesthetics	239.1	217.8	21.3	12.6	8.7	9.8%	5.8%	4.0%
Obesity Intervention	227.5	195.9	31.6	26.7	4.9	16.1%	13.6%	2.5%
Facial Aesthetics	175.6	141.6	34.0	26.4	7.6	24.0%	18.6%	5.4%

Core Medical Devices	642.2	555.3	86.9	65.7	21.2	15.6%	11.8%	3.8%
Other	—	1.8	(1.8)	(1.8)	—	(100.0)%	(100.0)%	—

Total Medical Devices	642.2	557.1	85.1	63.9	21.2	15.3%	11.5%	3.8%
Product net sales	$3,298.7	$2,803.9	$494.8	$394.3	$100.5	17.6%	14.1%	3.5%

Alphagan P, Alphagan, and Combigan	$ 307.4	$ 244.8	$ 62.6	$ 51.7	$ 10.9	25.6%	21.1%	4.5%
Lumigan Franchise	327.8	284.0	43.8	30.0	13.8	15.4%	10.6%	4.8%
Other Glaucoma	11.9	11.4	0.5	(0.5)	1.0	3.7%	(4.9)%	8.6%
Restasis	327.3	243.9	83.4	83.1	0.3	34.2%	34.1%	0.1%
Sanctura Franchise	51.2	—	51.2	51.2	—	NA	NA	NA

Domestic	63.8%	65.7%
International	36.2%	34.3%

-more-

17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Guidance

To Adjusted Diluted Earnings Per Share Guidance

(Unaudited)

	Fourth Quarter, 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$0.65	$0.69

Amortization of acquired intangible assets	0.07	0.07

Adjusted diluted earnings per share guidance	$0.72	$0.76

	Full Year 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$2.04	$2.08

Net restructuring charges	0.11	0.11
Esprit fair market value inventory adjustment roll-out	0.03	0.03
Arklow termination benefits, asset impairments and increased inventory manufacturing costs	0.02	0.02
Unrealized gain on derivative instruments	(0.01)	(0.01)
External costs associated with responding to DOJ subpoena	0.03	0.03
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03	0.03
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	0.02	0.02
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)	(0.01)
Amortization of acquired intangible assets	0.27	0.27

Adjusted diluted earnings per share guidance	$2.53	$2.57

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the phased closures of the Arklow, Ireland and Fremont, California manufacturing facilities), integration and transition costs and external costs associated with responding to the DOJ subpoena that may occur but that are not currently known or determinable.

###